Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-70567, 333-162668, and 333-171149 on Form S-8, and Registration Statement No. 333-177331 on Form S-3 of our report dated September 24, 2012, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2012.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 24, 2012